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                                                                    Exhibit 23.2

                   Consent of Independent Public Accountants



To the Mohegan Tribal Gaming Authority:



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                                /s/ Arthur Andersen LLP

Hartford, Connecticut
September 11, 2001